EXHIBIT 5.1

     June 8, 1998

     Gold Reserve Corporation
     601 West Riverside Avenue, Suite 1940
     Spokane, Washington  99201

     Gentlemen:

     Gold Reserve Corporation, a Montana corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers up to (i) 4,108,889 shares of the Company's common stock, no par value per share (including the preferred stock purchase rights attaching to such stock pursuant to that certain Rights Agreement dated April 2, 1997 between the Company and Montreal Trust Company of Canada, the "Common Stock"), which shall be issued pursuant to the Gold Reserve 1997 Equity Incentive Plan (the "Plan"), and (ii) such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (all such shares collectively referred to as the "Securities").

     In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by
     Section 7 of the Act or the rules and regulations of the Commission thereunder.

                               Respectfully submitted,

                               S/ Winston & Cashatt
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